Exhibit 99.1

ATEC Reports First Quarter 2022 Financial Results

and Increases Full-Year Revenue Guidance

Revenue growth of 61%, including organic revenue growth of 39%

EOS imaging revenue of over $10 million

Full-year revenue guidance increased to $316 million, reflecting 30% growth

Investor Day on May 25 to detail strategic and financial long-term outlook

CARLSBAD, Calif., May 5, 2022 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended March 31, 2022, and recent corporate highlights.

First Quarter 2022 Financial Results

Quarter Ended March 31, 2022
Total revenue	$71 million
GAAP gross margin	69%
Non-GAAP gross margin	72%
Operating expenses	$90 million
Non-GAAP operating expenses	$69 million
GAAP operating loss	($41) million
Non-GAAP adjusted EBITDA	($11) million
Ending cash balance	$152 million

First Quarter Highlights

•	ATEC lateral procedures, including the Prone Trans-Psoas (PTP) Technique, delivered approximately 40% of revenue growth;
•	Grew average revenue per surgery by 11% on strong adoption of procedures with greater complexity;
•	Trained over 100 surgeons, contributing to an 18% increase in surgeon users compared to prior year;
•	Generated over $10 million in EOS-related revenue with strong order book growth.

“Momentum accelerated throughout the first quarter, marking a strong start to the new year,” said Pat Miles, Chairman and Chief Executive Officer. “Our organic growth is a direct result of our willingness to invest in unique technologies that increase the predictability and reproducibility of spine surgery.  PTP will be a long-term growth driver because it improves lateral surgery with proprietary advances in neuromonitoring and purposefully designed instruments that create more predictable outcomes for a broader surgeon population – including those who historically have favored posterior approaches. Similarly, the information that EOS affords today, and the differentiated capabilities under development, will bring unprecedented clinical, operational, and economic predictability to spine. Surgeons are increasingly endorsing our thesis by partnering with ATEC for more surgeries and surgeries of greater complexity, utilizing more of the technology we now offer. Yet, this is still just the beginning.  ATEC is primed to perform –  not just in 2022, but throughout this decade.”

Financial Outlook for the Full Year 2022

The Company now expects total revenue for the fiscal year ended December 31, 2022, to approximate $316 million, reflecting growth of approximately 30% compared to the full year 2021.  This includes organic revenue growth of 27% and approximately $47 million of revenue related to EOS imaging. This compares to previous total revenue guidance of approximately $305 million.

Financial Results Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations Section of ATEC’s Corporate Website.

To dial in to the webcast, please register via this link.

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months. In addition, a dial-in replay will be available beginning two hours after the webcast’s completion until May 12, 2022. The replay dial-in numbers are (866) 813-9403 for domestic callers and +44-204-525-0658 for international callers. Please use the replay conference ID number 866754.

Investor Day on May 25

ATEC will host an Investor Day at the Company’s headquarters in Carlsbad, CA, on May 25, 2022, from 8:00 a.m. PT to approximately 12:00 p.m. PT. The event will highlight ATEC’s commitment to revolutionizing the approach to spine surgery, market opportunities and long-term financial outlook.

At approximately 8:15 a.m. PT, a live webcast of the Investor Day will be accessible through the Investor Relations Section of the Company’s website. While pre-registration will not be required to access the webcast, registered virtual participants will be able to submit questions during the Q&A sessions. A replay will be available shortly after the event’s conclusion.

To register to attend the Investor Day, either in-person or virtually, visit the Investor Relations Section of the Company’s website.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue and growth outlook; planned product launches, introductions, regulatory submissions or clearances; efforts to transform sales and distribution channels; the Company’s ability to compel surgeon adoption; the Company’s future ability to finance its operations and sufficiency of its cash runway; and statements about the potential benefits and synergies of the acquisition of EOS imaging, S.A.  Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; the Company’s ability to meet its financial obligations; the impact of the COVID-19 pandemic on the Company and economy; and uncertainties and risks related to the integration of EOS imaging, S.A. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
	unaudited
Revenue:
Revenue from products and services	$70,918	$43,716
Revenue from international supply agreement	15	405
Total revenue	70,933	44,121
Cost of sales	21,717	12,263
Gross profit	49,216	31,858
Operating expenses:
Research and development	9,722	5,801
Sales, general and administrative	69,471	40,426
Litigation-related expenses	7,532	3,335
Amortization of acquired intangible assets	2,230	172
Transaction-related expenses	120	1,012
Restructuring expenses	1,370	158
Total operating expenses	90,445	50,904
Operating loss	(41,229)	(19,046)
Interest and other expense, net:
Interest expense, net	(1,456)	(1,938)
Other expenses, net	(30)	(1,889)
Total interest and other expenses, net	(1,486)	(3,827)
Net loss before taxes	(42,715)	(22,873)
Income tax provision	129	30
Net loss	$(42,844)	$(22,903)
Net loss per share, basic and diluted	$(0.43)	$(0.26)
Weighted average shares outstanding, basic and diluted	99,978	87,223
Stock-based compensation included in:
Cost of revenue	$256	$95
Research and development	972	498
Sales, general and administrative	8,956	3,881
	$10,184	$4,474

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2022	December 31, 2021
	unaudited
ASSETS
Current assets:
Cash and cash equivalents	$151,812	$187,248
Accounts receivable, net	40,438	41,893
Inventories	99,043	91,703
Prepaid expenses and other current assets	12,085	10,313
Total current assets	303,378	331,157
Property and equipment, net	96,185	87,401
Right-of-use asset	24,661	25,283
Goodwill	40,831	39,689
Intangible assets, net	82,090	85,274
Other assets	1,544	3,249
Total assets	$548,689	$572,053
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$34,036	$25,737
Accrued expenses and other current liabilities	61,152	55,549
Contract liability	14,893	15,255
Short-term debt	1,789	342
Current portion of operating lease liability	4,034	4,212
Total current liabilities	115,904	101,095
Total long-term liabilities	367,198	367,933
Redeemable preferred stock	23,603	23,603
Stockholders' equity	41,984	79,422
Total liabilities and stockholders' equity	$548,689	$572,053

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
unaudited
Gross profit, GAAP	$49,216	$31,858
Add: amortization of intangible assets	-	269
Add: stock-based compensation	256	95
Add: excess and obsolete write-down	1,706	2,096
Non-GAAP gross profit	$51,178	$34,318
Gross margin, GAAP	69.4%	72.2%
Add: amortization of intangible assets	0.0%	0.6%
Add: stock-based compensation	0.4%	0.2%
Add: excess and obsolete write-down	2.4%	4.8%
Non-GAAP gross margin	72.1%	77.8%

	Three Months Ended
	March 31,
	2022	2021
unaudited
Operating expenses, GAAP	$90,445	$50,904
Adjustments:
Stock-based compensation	(9,928)	(4,379)
Litigation-related expenses	(7,532)	(3,335)
Amortization of intangible assets	(2,230)	(172)
Transaction-related expenses	(120)	(1,012)
Restructuring expenses	(1,370)	(158)
Non-GAAP operating expenses	$69,265	$41,848

	Three Months Ended
	March 31,
	2022	2021
unaudited
Operating loss, GAAP	$(41,229)	$(19,046)
Depreciation	7,085	3,409
Amortization of intangible assets	2,230	441
EBITDA	(31,914)	(15,196)
Add back significant items:
Stock-based compensation	10,184	4,474
Excess & obsolete write-down	1,706	2,096
Litigation-related expenses	7,532	3,335
Transaction-related expenses	120	1,012
Restructuring expenses	1,370	158
Adjusted EBITDA	$(11,002)	$(4,121)